UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

0-15981

(Commission File Number)

Virginia	54-1194795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500
Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2005, the Registrant’s Board of Directors authorized the Registrant’s entry into the offer letter, the executive employment agreement and the change of control employment agreement with Michael Dinkins described in paragraph five of Item 5.02 of this Report, which paragraph is incorporated herein by reference. The full text of each of these documents is attached as Exhibits 10.1 to 10.3 to this Report and is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2005, the Registrant’s Board of Directors appointed Michael Dinkins, 51, as Executive Vice President and Chief Financial Officer of the Registrant effective October 1, 2005. Mr. Dinkins will succeed Carolyn Jones, Senior Vice President, Chief Financial Officer and Treasurer. In April 2005, the Registrant announced Ms. Jones’ decision to retire after the appointment of her successor. Ms. Jones will continue to be employed by the Registrant for an unspecified period to assist in the transition.

The news release relating to Mr. Dinkins’ appointment is attached as Exhibit 99.1 to this Report and is incorporated by reference into this Item 5.02.

Currently, Mr. Dinkins is Vice-President-Global Control and Reengineering for Guidant Corporation (a designer, manufacturer and developer of medical devices), a position he has held since June 2004. From September 2002 to May 2004, he was Vice President and Chief Financial Officer of Worldwide Customer Services Operations for NCR Corporation (a manufacturer and service provider for automated teller and retail point of sale machines). From August 1999 to March 2002, he was Chairman, President and Chief Executive Officer of Access Worldwide Communications, Inc. (a marketing services company). He has attained a certification as a certified public accountant and certified management accountant. He earned a Bachelor of Arts Degree in Financial Administration from Michigan State University.

Mr. Dinkins also has served as a director of LandAmerica Financial Group, Inc. (LandAmerica) since 1997. Theodore L. Chandler, Jr., the President and Chief Executive Officer of LandAmerica, serves as a director of the Registrant. In contemplation of Mr. Dinkins’ appointment and prior thereto, Mr. Chandler resigned from the Audit Committee, Human Resources and Compensation Committee and Executive Committee of the Board of Directors of the Registrant.

Mr. Dinkins’ offer letter provides that he will be paid an annual salary of $300,000 and will become a participant in the corporate incentive plan which provides annual incentive compensation to key executives of the Registrant. In addition, Mr. Dinkins will receive 2,000 shares of restricted stock and nonqualified stock options to acquire 5,000 shares of the Registrant’s common stock. These awards each will vest 25% per year over four years. The executive employment agreement with Mr. Dinkins contains restrictive covenants relating to matters such as confidentiality, nonpiracy of customers and nonraiding of employees. Mr. Dinkins also entered into a change of control employment agreement with the Registrant. In the event there is a change of control of the Registrant, Mr. Dinkins will be employed for a period of three years after the change of control. If the employment of Mr. Dinkins terminates at any time during the three year period following a change of control for any reason other than death, cause or Mr. Dinkins’ election, Mr. Dinkins will receive an agreed upon amount of severance equal to three times his highest applicable annual salary and bonus.

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The description above is a brief summary of Mr. Dinkins’ offer letter, executive employment agreement and change of control employment agreement and is qualified in its entirety by the full text of each of these documents which are filed as Exhibits 10.1 to 10.3 and are incorporated by reference into this Item 5.02.

There is no family relationship between Mr. Dinkins and any other executive officer or any director of the Registrant. Mr. Dinkins has not had any transactions with the Registrant or its subsidiaries during 2004 or 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Offer Letter of Michael Dinkins, dated July 25, 2005, by and between Hilb Rogal & Hobbs Company and Michael Dinkins

10.2	Executive Employment Agreement of Michael Dinkins, dated September 13, 2005, by and between Hilb Rogal & Hobbs Company and Michael Dinkins

10.3	Change of Control Employment Agreement of Michael Dinkins, dated September 13, 2005 and effective October 1, 2005, by and between Hilb Rogal & Hobbs Company and Michael Dinkins

99.1	News release issued by the Registrant on September 13, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY
(Registrant)

Date: September 13, 2005	By:	/s/ Walter L. Smith
Walter L. Smith
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter of Michael Dinkins, dated July 25, 2005, by and between Hilb Rogal & Hobbs Company and Michael Dinkins

10.2	Executive Employment Agreement of Michael Dinkins, dated September 13, 2005, by and between Hilb Rogal & Hobbs Company and Michael Dinkins

10.3	Change of Control Employment Agreement of Michael Dinkins, dated September 13, 2005 and effective October 1, 2005, by and between Hilb Rogal & Hobbs Company and Michael Dinkins

99.1	News release issued by the Registrant on September 13, 2005